Tyler Technologies Reports Earnings for Fourth Quarter 2019

Organic revenue growth accelerates to 10.6%, as bookings grow 33.5%

PLANO, Texas – February 12, 2020 – Tyler Technologies, Inc. (NYSE: TYL) today announced financial results for the fourth quarter ended December 31, 2019.

Fourth Quarter 2019 Financial Highlights:

•
Total revenues were $288.8 million, up 19.4% from $242.0 million for the fourth quarter of 2018. Organic revenue growth was 10.6%. Non-GAAP total revenues were $287.4 million, up 18.3% from $243.0 million for the fourth quarter of 2018. Non-GAAP organic revenue growth was 10.2%.

•	Recurring revenues from maintenance and subscriptions were $194.0 million, up 22.7% compared to the fourth quarter of 2018, and comprised 67.2% of fourth quarter 2019 revenues.

•	Operating income was $45.2 million, up 16.0% from $38.9 million for the fourth quarter of 2018. Non-GAAP operating income was $73.9 million, up 13.4% from $65.2 million for the fourth quarter of 2018.

•
Net income was $46.8 million, or $1.15 per diluted share, up 48.3% compared to $31.6 million, or $0.79 per diluted share, for the fourth quarter of 2018. Non-GAAP net income was $58.2 million, or $1.43 per diluted share, up 15.3% compared to $50.5 million, or $1.26 per diluted share, for the fourth quarter of 2018.

•	Cash flows from operations were $76.2 million, up 7.5% compared to $70.9 million for the fourth quarter of 2018.

•	Adjusted EBITDA was $82.2 million, up 14.0% compared to $72.1 million for the fourth quarter of 2018.

•	Software subscription arrangements comprised approximately 54% of total new software contract value in the fourth quarter, compared to approximately 40% in the fourth quarter of 2018.

•	Subscription bookings in the fourth quarter added $12.0 million in annual recurring revenue.

•	Annualized non-GAAP recurring revenues were $769.9 million, up 21.0% from $636.4 million for the fourth quarter of 2018.

•	On October 30, 2019, Tyler acquired Courthouse Technologies, Ltd., a leading provider of jury management systems.

Full Year 2019 Financial Highlights:

•
Total revenues were $1.086 billion, up 16.2% from $935.3 million in 2018. Organic revenue growth was 8.3%. Non-GAAP total revenues were $1.091 billion, up 16.1% from $939.7 million in 2018. Non-GAAP organic revenue growth was 7.9%.

•	Recurring revenues from maintenance and subscriptions were $726.7 million, up 20.1% compared to $605.1 million in 2018, and comprised 66.9% of 2019 revenues.

•	Operating income was $156.4 million, up 2.5% from $152.5 million in 2018. Non-GAAP operating income was $276.2 million, up 10.4% from $250.3 million in 2018.

Tyler Technologies Reports Earnings
For Fourth Quarter 2019
February 12, 2020

•
Net income was $146.5 million, or $3.65 per diluted share, down 0.6% compared to $147.5 million, or $3.68 per diluted share in 2018. Non-GAAP net income was $212.6 million, or $5.30 per diluted share, up 10.3% compared to $192.8 million, or $4.80 per diluted share in 2018.

•	Cash flows from operations were $254.7 million, up 1.8% compared to $250.2 million in 2018.

•	Adjusted EBITDA was $303.4 million, up 10.5% compared to $274.6 million in 2018.

•	Software subscription arrangements comprised approximately 63% of total new software contract value in 2019, compared to approximately 41% in 2018.

•	Subscription bookings in 2019 added $52.6 million in annual recurring revenue.

•
Total backlog was $1.46 billion, up 16.9% from $1.25 billion at December 31, 2018. Software-related backlog (excluding appraisal services) was $1.43 billion, up 18.0% from $1.21 billion at December 31, 2018.

•	Effective January 1, 2019, Tyler adopted the requirements of ASU No. 2016-02, Leases (Topic 842), utilizing the modified retrospective method of transition.

“Tyler reached two significant milestones in the fourth quarter - surpassing $1 billion in annual revenues and $300 million in adjusted EBITDA,” said Lynn Moore, Tyler’s president and chief executive officer. “Non-GAAP revenues grew 18.3% and organic growth accelerated sequentially for the third consecutive quarter to reach double-digits, even as our mix of new business was more heavily weighted towards subscriptions. Subscriptions revenues continue to pace our growth, as they rose 34.3%.

"Bookings in the fourth quarter were robust across our product suites, growing 33.5% to approximately $331 million. For the full year, bookings rose 32.3%. The number of new contracts signed in the fourth quarter reached a new high and increased 69% from last year's fourth quarter. Bookings were particularly strong for our public safety solutions, where the total value of contracts signed during the fourth quarter more than doubled last year's fourth quarter. We exited the year with backlog at a new high of $1.46 billion.

"As we turn to 2020, we are excited about the opportunities in front of us. Our elevated investments in product development and acquisitions over recent years have broadened our addressable market and strengthened our competitive position, and we continue to focus intensely on competitiveness, revenue growth, and long-term margin expansion. We expect to continue to show progress toward those objectives in 2020, as we continue our move to the cloud in partnership with Amazon Web Services," added Moore.

Tyler Technologies Reports Earnings
For Fourth Quarter 2019
February 12, 2020

Guidance for 2020

As of February 12, 2020, Tyler Technologies is providing the following guidance for the full year 2020:

•	GAAP total revenues are expected to be in the range of $1.204 billion to $1.224 billion. Non-GAAP total revenues are expected to be in the range of $1.205 billion to $1.225 billion.

•
GAAP diluted earnings per share are expected to be in the range of $3.81 to $3.93 and may vary significantly due to the impact of stock incentive awards on the GAAP effective tax rate, as well as final valuation of acquired intangibles.

•	Non-GAAP diluted earnings per share are expected to be in the range of $5.60 to $5.72, of which approximately 55% to 60% is expected to be generated in the second half of the year.

•	Pretax non-cash, share-based compensation expense is expected to be approximately $77 million.

•	Research and development expense is expected to be in the range of $92 million to $94 million.

•	Fully diluted shares for the year are expected to be in the range of 41.5 million to 42.0 million shares.

•
GAAP earnings per share assumes an estimated annual effective tax rate of approximately 10% after discrete tax items including approximately $31 million of discrete tax benefits related to share-based compensation.

•	The non-GAAP annual effective tax rate is expected to be 24%.

•
Capital expenditures are expected to be in the range of $36 million to $38 million, including approximately $9 million related to real estate and approximately $7 million of capitalized software development costs. Total depreciation and amortization expense is expected to be approximately $80 million, including approximately $54 million from amortization of acquisition intangibles.

GAAP to non-GAAP guidance reconciliation
Non-GAAP total revenues is derived from adding back the estimated full year impact of write-downs of acquisition-related deferred revenue and amortization of rental income associated with acquired subleases of approximately $1 million. Non-GAAP diluted earnings per share excludes the estimated full year impact of non-cash share-based compensation expense and employer portion of payroll tax related to employee stock transactions of approximately $77 million, and amortization of acquired software and intangible assets of approximately $54 million. Additionally, the non-GAAP tax rate of 24% is estimated periodically as described below under "Non-GAAP Financial Measures" and excludes approximately $31 million of estimated discrete tax benefits that are included in the GAAP estimated annual effective tax rate.

Conference Call

Tyler Technologies will hold a conference call on Thursday, February 13, 2020 at 10:00 a.m. EST to discuss the company’s results. The company is offering participants the opportunity to register in advance for the conference through the following link: http://dpregister.com/10134985. Registered participants will receive an email with a calendar reminder and a dial-in number and PIN that will allow them to listen to the call live.

Tyler Technologies Reports Earnings
For Fourth Quarter 2019
February 12, 2020

Participants who do not wish to pre-register for the call may dial in using 844-861-5506 (U.S. callers) or 412-317-6587 (international callers) or 866-450-4696 (Canada callers) and ask for the “Tyler Technologies” call. A replay will be available two hours after completion of the call through February 20, 2020. To access the replay, please dial 877-344-7529 (U.S. callers), 412-317-0088 (international callers) and 855-669-9658 (Canada callers) and reference passcode 10134985.

The live webcast and archived replay can also be accessed at https://tylertech.irpass.com/Presentations.

About Tyler Technologies, Inc.

Tyler Technologies (NYSE: TYL) provides integrated software and technology services to the public sector. Tyler's end-to-end solutions empower local, state, and federal government entities to operate more efficiently and connect more transparently with their constituents and with each other. By connecting data and processes across disparate systems, Tyler's solutions are transforming how clients gain actionable insights that solve problems in their communities. Tyler has more than 26,000 successful installations across more than 10,000 sites, with clients in all 50 states, Canada, the Caribbean, Australia, and other international locations. A financially strong company, Tyler has achieved double-digit revenue growth every quarter since 2012. It was also named to Forbes' "Best Midsize Employers" list in 2019 and recognized twice on its "Most Innovative Growth Companies" list. More information about Tyler Technologies, headquartered in Plano, Texas, can be found at tylertech.com.

Non-GAAP Financial Measures

Tyler Technologies has provided in this press release financial measures that have not been prepared in accordance with generally accepted accounting principles (GAAP) and are therefore considered non-GAAP financial measures. This information includes non-GAAP revenues, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP earnings per diluted share, EBITDA, and adjusted EBITDA. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating Tyler’s ongoing operational performance because they provide additional insight in comparing results from period to period. Tyler believes the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-
GAAP financial measures. Non-GAAP financial measures discussed above exclude write-downs of acquisition-related deferred revenue and acquired subleases, share-based compensation expense, employer portion of payroll taxes on employee stock transactions, expenses associated with amortization of intangibles arising from business combinations, and acquisition-related expenses.

Tyler currently uses a non-GAAP tax rate of 24%. This rate is based on Tyler's estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating Tyler's non-GAAP income, as well as significant non-recurring tax adjustments. The non-GAAP tax rate used in future periods will be reviewed periodically to determine whether it remains appropriate in consideration of factors including Tyler's periodic effective tax rate calculated in accordance with GAAP, changes resulting from tax legislation, changes in the geographic mix of revenues and expenses, and other factors deemed significant. Due to differences in tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to Tyler's estimated annual tax rate as described above, the estimated tax rate on non-GAAP income may differ from the GAAP tax rate and from Tyler's actual tax liabilities.

Tyler Technologies Reports Earnings
For Fourth Quarter 2019
February 12, 2020

Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial information prepared in accordance with GAAP. The non-GAAP measures used by Tyler Technologies may be different from non-GAAP measures used by other companies. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which has been provided in the financial statement tables included below in this press release.

Forward-looking Statements

This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical in nature and typically address future or anticipated events, trends, expectations or beliefs with respect to our financial condition, results of operations or business. Forward-looking statements often contain words such as “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates,” “plans,” “intends,” “continues,” “may,” “will,” “should,” “projects,” “might,” “could” or other similar words or phrases. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. We believe there is a reasonable basis for our forward-looking statements, but they are inherently subject to risks and uncertainties and actual results could differ materially from the expectations and beliefs reflected in the forward-looking statements. We presently consider the following to be among the important factors that could cause actual results to differ materially from our expectations and beliefs: (1) changes in the budgets or regulatory environments of our clients, primarily local and state governments, that could negatively impact information technology spending; (2) our ability to protect client information from security breaches and provide uninterrupted operations of data centers; (3) our ability to achieve growth or operational synergies through the integration of acquired businesses, while avoiding unanticipated costs and disruptions to existing operations; (4) material portions of our business require the Internet infrastructure to be adequately maintained; (5) our ability to achieve our financial forecasts due to various factors, including project delays by our clients, reductions in transaction size, fewer transactions, delays in delivery of new products or releases or a decline in our renewal rates for service agreements; (6) general economic, political and market conditions; (7) technological and market risks associated with the development of new products or services or of new versions of existing or acquired products or services; (8) competition in the industry in which we conduct business and the impact of competition on pricing, client retention and pressure for new products or services; (9) the ability to attract and retain qualified personnel and dealing with the loss or retirement of key members of management or other key personnel; and (10) costs of compliance and any failure to comply with government and stock exchange regulations. These factors and other risks that affect our business are described in our filings with the Securities and Exchange Commission, including the detailed “Risk Factors” contained in our most recent annual report on Form 10-K. We expressly disclaim any obligation to publicly update or revise our forward-looking statements.
###
(Comparative results follow)

Contact: Brian K. Miller
Executive Vice President & CFO
Tyler Technologies, Inc.
972-713-3720
brian.miller@tylertech.com

20-7

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018

Software licenses and royalties	$32,358	$25,821	$100,205	$93,441
Subscriptions	80,330	59,811	296,352	220,547
Software services	52,220	46,457	213,061	191,269
Maintenance	113,644	98,333	430,318	384,521
Appraisal services	6,024	5,376	23,479	21,846
Hardware and other	4,261	6,183	23,012	23,658
Total revenues	288,837	241,981	1,086,427	935,282

Software licenses and royalties	1,258	863	3,938	3,802
Acquired software	7,997	5,969	30,642	22,972
Software services, maintenance and subscriptions	130,674	111,843	502,138	438,923
Appraisal services	4,031	3,445	15,337	14,299
Hardware and other	2,602	3,990	17,472	15,708
Total cost of revenues	146,562	126,110	569,527	495,704

Gross profit	142,275	115,871	516,900	439,578

Selling, general and administrative expenses	70,265	55,134	257,746	207,605
Research and development expense	21,170	17,335	81,342	63,264
Amortization of customer and trade name intangibles	5,683	4,475	21,445	16,217
Operating income	45,157	38,927	156,367	152,492
Other income, net	2,633	1,180	3,471	3,378
Income before income taxes	47,790	40,107	159,838	155,870
Income tax provision	1,000	8,555	13,311	8,408
Net income	$46,790	$31,552	$146,527	$147,462

Earnings per common share:
Basic	$1.20	$0.82	$3.79	$3.84
Diluted	$1.15	$0.79	$3.65	$3.68

Weighted average common shares outstanding:
Basic	39,076	38,614	38,640	38,445
Diluted	40,736	39,891	40,105	40,123

TYLER TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Reconciliation of non-GAAP total revenues
GAAP total revenues	$288,837	$241,981	$1,086,427	$935,282
Non-GAAP adjustments:
Write-downs of acquisition-related deferred revenue	(1,495)	952	4,557	4,000
Amortization of acquired subleases	83	100	372	426
Non-GAAP total revenues	$287,425	$243,033	$1,091,356	$939,708

Reconciliation of non-GAAP gross profit and margin
GAAP gross profit	$142,275	$115,871	$516,900	$439,578
Non-GAAP adjustments:
Write-downs of acquisition-related deferred revenue	(1,495)	952	4,557	4,000
Amortization of acquired leases	83	100	372	426
Share-based compensation expense included in cost of revenues	3,836	3,948	15,002	13,588
Amortization of acquired software	7,997	5,969	30,642	22,972
Non-GAAP gross profit	$152,696	$126,840	$567,473	$480,564
GAAP gross margin	49.3%	47.9%	47.6%	47.0%
Non-GAAP gross margin	53.1%	52.2%	52.0%	51.1%

Reconciliation of non-GAAP operating income and margin
GAAP operating income	$45,157	$38,927	$156,367	$152,492
Non-GAAP adjustments:
Write-downs of acquisition-related deferred revenue	(1,495)	952	4,557	4,000
Amortization of acquired leases	83	100	372	426
Share-based compensation expense	15,598	14,774	59,967	52,740
Employer portion of payroll tax related to employee stock transactions	693	4	1,745	1,412
Acquisition related costs	197	—	1,142	—
Amortization of acquired software	7,997	5,969	30,642	22,972
Amortization of customer and trade name intangibles	5,683	4,475	21,445	16,217
Non-GAAP adjustments subtotal	28,756	26,274	$119,870	$97,767
Non-GAAP operating income	$73,913	$65,201	$276,237	$250,259
GAAP operating margin	15.6%	16.1%	14.4%	16.3%
Non-GAAP operating margin	25.7%	26.8%	25.3%	26.6%

TYLER TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Reconciliation of non-GAAP net income and earnings per share
GAAP net income	$46,790	$31,552	$146,527	$147,462
Non-GAAP adjustments:
Total non-GAAP adjustments to operating income	28,756	26,274	119,870	97,767
Tax impact related to non-GAAP adjustments	(17,371)	(7,376)	(53,819)	(52,464)
Non-GAAP net income	$58,175	$50,450	$212,578	$192,765
GAAP earnings per diluted share	$1.15	$0.79	$3.65	$3.68
Non-GAAP earnings per diluted share	$1.43	$1.26	$5.30	$4.80

Detail of share-based compensation expense
Cost of software services, maintenance and subscriptions	$3,836	$3,948	$15,002	$13,588
Selling, general and administrative expenses	11,762	10,826	44,965	39,152
Total share-based compensation expense	$15,598	$14,774	$59,967	$52,740

Reconciliation of EBITDA and adjusted EBITDA
GAAP net income	$46,790	$31,552	$146,527	$147,462
Amortization of customer and trade name intangibles	5,683	4,475	21,445	16,217
Depreciation and amortization included in
cost of revenues, SG&A and other expenses	14,260	11,580	54,899	45,052
Interest expense included in other income, net	155	193	1,564	763
Income tax provision	1,000	8,555	13,311	8,408
EBITDA	$67,888	$56,355	$237,746	$217,902
Write-downs of acquisition-related deferred revenue	(1,495)	952	4,557	4,000
Share-based compensation expense	15,598	14,774	59,967	52,740
Acquisition related costs	197	—	$1,142	$—
Adjusted EBITDA	$82,188	$72,081	$303,412	$274,642

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
 (Unaudited)

	December 31, 2019	December 31, 2018
ASSETS

Current assets:
Cash and cash equivalents	$232,682	$134,279
Accounts receivable, net	374,089	298,912
Current investments and other assets	66,444	80,970
Income tax receivable	6,482	4,697
Total current assets	679,697	518,858

Accounts receivable, long-term portion	22,432	16,020
Operating lease right-of-use assets	18,992	—
Property and equipment, net	171,861	155,177

Other assets:
Goodwill	840,117	753,718
Other intangibles, net	378,914	276,852
Non-current investments and other assets	79,601	70,338

Total assets	$2,191,614	$1,790,963

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$90,211	$73,390
Operating lease liabilities	6,387	—
Deferred revenue	412,495	350,512
Total current liabilities	509,093	423,902

Revolving line of credit	—	—
Deferred revenue, long-term	199	424
Deferred income taxes	48,442	41,791
Operating lease liabilities, long-term	16,822	—
Shareholders' equity	1,617,058	1,324,846

Total liabilities and shareholders' equity	$2,191,614	$1,790,963

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Cash flows from operating activities:
Net income	$46,790	$31,552	$146,527	$147,462
Adjustments to reconcile net income to cash
provided by operations:
Depreciation and amortization	20,125	16,132	76,672	61,759
Share-based compensation expense	15,598	14,774	59,967	52,740
Provision for losses - accounts receivable	5,514	2,286	5,514	2,286
Operating lease right-of-use assets - non cash	1,418	—	5,397	—
Deferred income tax expense (benefit)	4,241	(35)	(6,088)	(5,069)
Changes in operating assets and liabilities,
exclusive of effects of acquired companies	(17,493)	6,141	(33,269)	(8,975)
Net cash provided by operating activities	76,193	70,850	254,720	250,203

Cash flows from investing activities:
Additions to property and equipment	(8,403)	(3,964)	(37,236)	(27,424)
Purchase of marketable security investments	(27,420)	(22,987)	(54,742)	(115,625)
Proceeds from marketable security investments	13,942	20,997	70,796	81,205
Capitalized software development costs	(1,264)	—	(4,804)	—
Cost of acquisitions, net of cash acquired	(18,864)	(10,785)	(218,734)	(178,093)
Decrease (increase) in other	198	825	(295)	1,682
Net cash used by investing activities	(41,811)	(15,914)	(245,015)	(238,255)

Cash flows from financing activities:
Decrease in net borrowings on revolving line of credit	—	—	—	—
Purchase of treasury shares	—	(146,553)	(17,786)	(146,553)
Proceeds from exercise of stock options	34,613	2,073	96,908	74,907
Contributions from employee stock purchase plan	2,249	4,371	9,576	8,051
Net cash provided (used) by financing activities	36,862	(140,109)	88,698	(63,595)

Net increase (decrease) in cash and cash equivalents	71,244	(85,173)	98,403	(51,647)
Cash and cash equivalents at beginning of period	161,438	219,452	134,279	185,926

Cash and cash equivalents at end of period	$232,682	$134,279	$232,682	$134,279